HEI Exhibit 99

January 30, 2015

Contact:	Clifford H. Chen
	Manager, Investor Relations &	Telephone: (808) 543-7300
	Strategic Planning	E-mail: ir@hei.com
AMERICAN SAVINGS BANK REPORTS 2014 AND FOURTH QUARTER EARNINGS

2014 Net Income of $51.5 Million - Return on Assets of 0.95%
Fourth Quarter 2014 Net Income of $12.0 Million
Solid Profitability In Line with Expectations

Selected 2014 Highlights

•	Achieved or exceeded 2014 earnings and profitability targets consistent with guidance ranges

•	ROA of 0.95% vs. target of 0.95% to 1.00%

•	NIM of 3.62% vs. target of 3.5% to 3.6%

•	Strong, broad-based loan growth of 6.8% in residential mortgages, home equity lending, commercial real estate, and commercial & industrial lending

•	Contribution to net interest income offset the negative impact of low interest rates on pricing

•	Small Business Administration’s “Lender of the Year” in Hawaii

•	Continued favorable trends in asset quality from 2013

•	Net charge-off ratio improved to 0.01% from 0.09%

•	Nonperforming assets down to 0.85% from 1.20% of total loans and real estate owned

•	Solid, high quality capital: 8.9% leverage ratio; 12.3% total risk-based capital ratio

•	Named one of Hawaii Business “Best Places to Work” for the 5th consecutive year and to American Banker “Best Banks to Work For” list for the 2nd consecutive year

•	Delivered over 2,000 volunteer hours and over $1 million of charitable contributions to community organizations

•
Hawaiian Electric Industries (HEI) announced a plan to spin off ASB Hawaii, the parent company of American Saving Bank, into an independent publicly traded company, mutually contingent upon the closing of the proposed combination of NextEra Energy with HEI

HONOLULU - American Savings Bank, F.S.B. (American), a wholly-owned indirect subsidiary of Hawaiian Electric Industries, Inc. (NYSE - HE) today reported net income for the full year of 2014 of $51.5 million compared to $57.5 million in 2013. Net income for the fourth quarter of 2014 was $12.0 million, compared to $13.3 million in the third, or linked, quarter of 2014 and $12.2 million in the fourth quarter of 2013.
“We delivered solid financial results in 2014, though we were not able to offset fee income declines from the drop in mortgage refinancing activity and the full year impact of regulatory caps on interchange income. Our ongoing efforts to enhance our products, service and risk management capabilities produced stronger loan growth and better credit quality,” said Richard Wacker, president and chief executive officer of American. “We continue to improve the ways we deliver for our customers, and as a result we are poised to continue to grow our healthy balance sheet and earnings in 2015.”

Full Year Net Income:
Net income for 2014 of $51.5 million was $6.0 million lower than 2013, reflecting the continued impact of regulatory changes and the low interest rate environment. The most significant drivers impacting net income for the year were as follows on an after-tax basis:

•
$7 million lower noninterest income primarily due to lower mortgage banking income ($3 million) related to the decline in mortgage refinancing volume, lower interchange fees as a result of rate caps mandated by the Durbin Amendment ($3 million), which became effective for American in July 2013, and the gain reflected in the prior year related to the sale of the credit card portfolio ($1 million); and

•
$3 million higher provision for loan losses due primarily to normal reserves for growth in the loan portfolio and no repeat of the $1 million release of reserves in 2013 related to the sale of the credit card portfolio.

These decreases were partially offset by the following:

•	$3 million higher net interest income as contributions from loan growth more than offset the lower yields on loans.

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Note: Amounts indicated as “after-tax” in this earnings release are based upon adjusting items for the composite statutory tax rate of 40% for the bank.

Fourth Quarter Net Income:
Fourth quarter 2014 net income of $12.0 million was $1.2 million lower than the linked quarter and $0.2 million lower than the same quarter of 2013.
Compared to the linked quarter of 2014, the $1.2 million decline was primarily driven by the following on an after-tax basis:

•
$1 million higher noninterest expense largely attributable to the settlement of a purported class action lawsuit related to overdraft fees on debit card transactions and costs related to the strategic designation of a new corporate campus in Honolulu; and

•	$1 million higher provision for loan losses related to loan growth in the quarter.
These decreases were partially offset by $1 million (after-tax) of higher net interest income primarily due to loan growth.

Financial Highlights:
    Net interest income (pretax) was $180.5 million in 2014, higher than the $176.0 million in 2013 primarily due to strong loan growth in 2014. Net interest margin was 3.62% in 2014 compared to 3.74% in 2013, exceeding the bank’s net interest margin target of 3.5% to 3.6% for 2014. The decline in net interest margin was primarily attributable to lower yields on interest-earning assets as loan portfolios continued to re-price down in this continued low interest rate environment. The fourth quarter net interest income (pretax) was $46.7 million, compared to $45.6 million in the linked quarter and $44.1 million in the prior year quarter. Net interest margin was 3.65% in the fourth quarter of 2014 compared to 3.62% in the linked quarter and 3.67% in the fourth quarter of 2013.
The provision for loan losses (pretax) was $6.1 million in 2014 compared to $1.5 million in 2013. The majority of the 2014 provision related to loan growth whereas the 2013 provision was unusually low due to the $1 million release of reserves related to the sale of the credit card portfolio in 2013 and improvements in loss rates, which have since stabilized. The fourth quarter of 2014 provision for loan losses was $2.6 million compared to $1.6 million in the linked quarter and $0.6 million in the fourth quarter of 2013. The higher fourth quarter 2014 provision was due to loan growth and the downgrade of one performing commercial real estate loan. The 2014 net charge-off ratio improved to 0.01% from 0.09% in 2013. The fourth quarter 2014 net charge-off ratio was 0.04%, consistent with the linked quarter and lower than the prior year quarter ratio of 0.15%.

Noninterest income (pretax) for 2014 was $61.2 million, down from $72.1 million in 2013. The decrease was primarily driven by $5.4 million lower mortgage banking income due to declining mortgage refinance volume, lower fees from other financial services largely due to lower interchange fees attributable to the Durbin amendment’s rate caps and the gain on the sale of the credit card portfolio in 2013, which were partially offset by higher gains on sale of securities. In the fourth quarter of 2014, noninterest income (pretax) was $15.3 million, compared to $15.2 million in the linked quarter and $15.5 million in the prior year quarter.
Noninterest expense (pretax) for 2014 was $159.9 million, relatively flat compared to the $159.5 million in 2013. In the fourth quarter of 2014, noninterest expense (pretax) was $42.0 million compared to $39.7 million in the linked quarter and $41.3 million in the fourth quarter of 2013.
American achieved strong loan growth of 6.8% in 2014, consistent with the bank’s target and growth strategies, despite the competitive Hawaii market environment. Loan growth was primarily driven by commercial real estate, home equity, commercial and industrial, and residential loans and helped to offset the impact of the decline in net interest margin.
    Total deposits were $4.6 billion at December 31, 2014, an increase of $90 million from September 30, 2014, and $251 million from December 31, 2013. Low-cost core deposits increased $93 million from September 30, 2014, and $247 million from December 31, 2013. The average cost of funds was 0.23% for the full year 2014, up 1 basis point from the prior year. For the fourth quarter of 2014, the average cost of funds was 0.22%, down 1 basis point from the linked quarter and prior year quarter.
    Overall, American’s return on average equity for the full year remained solid at 9.6% in 2014 compared to 11.4% in 2013 and the return on average assets for the full year was 0.95% in 2014 compared to 1.13% in 2013. For the fourth quarter of 2014, the return on average equity was 8.8%, down from 9.9% in the linked quarter and 9.6% in the fourth quarter last year. Return on average assets was 0.87% for the fourth quarter of 2014, compared to 0.98% from the linked quarter and 0.94% in the same quarter last year.
In 2014, American paid dividends of $36 million to HEI while maintaining healthy capital levels -- leverage ratio of 8.9% and total risk-based capital ratio of 12.3% at December 31, 2014.

HEI EARNINGS RELEASE, HEI WEBCAST AND CONFERENCE CALL TO DISCUSS EARNINGS AND 2015 EPS GUIDANCE
Concurrent with American’s regulatory filing 30 days after the end of the quarter, American announced its fourth quarter 2014 financial results today. Please note that these reported results relate only to American and are not necessarily indicative of HEI’s consolidated financial results for the fourth quarter and full year 2014.
HEI plans to announce its fourth quarter and 2014 consolidated financial results on Thursday, February 12, 2015 and will conduct a webcast and conference call to discuss its consolidated earnings, including American’s earnings, and 2015 EPS guidance on Thursday, February 12, 2015, at 12:00 noon Hawaii time (5:00 p.m. Eastern time).
Interested parties may listen to the conference by calling (800) 884-5695 and entering passcode: 41634040, or by accessing the webcast on HEI’s website at www.hei.com under the heading “Investor Relations.” HEI and Hawaiian Electric Company, Inc. (Hawaiian Electric) intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information. Such disclosures will be included on HEI’s website in the Investor Relations section. Accordingly, investors should routinely monitor such portions of HEI’s website, in addition to following HEI’s, Hawaiian Electric’s and American’s press releases, HEI’s and Hawaiian Electric’s Securities and Exchange Commission (SEC) filings and HEI’s public conference calls and webcasts. The information on HEI’s website is not incorporated by reference in this document or in HEI’s and Hawaiian Electric’s SEC filings unless, and except to the extent, specifically incorporated by reference. Investors may also wish to refer to the Public Utilities Commission of the State of Hawaii (PUC) website at dms.puc.hawaii.gov/dms in order to review documents filed with and issued by the PUC. No information on the PUC website is incorporated by reference in this document or in HEI’s and Hawaiian Electric’s SEC filings.
An online replay of the webcast will be available at the same website beginning about four hours after the event and will remain on HEI’s website for 12 months. Replays of the conference call will also be available approximately four hours after the event through February 26, 2015, by dialing (888) 286-8010, passcode: 65598214.
HEI supplies power to approximately 450,000 customers or 95% of Hawaii’s population through its electric utilities, Hawaiian Electric, Hawaii Electric Light Company, Inc. and Maui Electric Company, Limited and provides a wide array of banking and other financial services to consumers and businesses through American, one of Hawaii’s largest financial institutions.

FORWARD-LOOKING STATEMENTS
This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the industries in which they do business and economic and market factors, among other things. These forward-looking statements are not guarantees of future performance.
Forward-looking statements in this release should be read in conjunction with the “Forward-Looking Statements” and “Risk Factors” discussions (which are incorporated by reference herein) set forth in HEI’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 and HEI’s future periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. These forward-looking statements speak only as of the date of the report, presentation or filing in which they are made. Except to the extent required by the federal securities laws, HEI, Hawaiian Electric, American and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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American Savings Bank, F.S.B.
STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended			Years ended December 31,
(in thousands)	December 31, 2014	September 30, 2014	December 31, 2013	2014	2013
Interest and dividend income
Interest and fees on loans	$46,276	$45,532	$43,405	$179,341	$172,969
Interest and dividends on investment securities	3,187	2,773	3,372	11,945	13,095
Total interest and dividend income	49,463	48,305	46,777	191,286	186,064
Interest expense
Interest on deposit liabilities	1,303	1,312	1,222	5,077	5,092
Interest on other borrowings	1,468	1,438	1,437	5,731	4,985
Total interest expense	2,771	2,750	2,659	10,808	10,077
Net interest income	46,692	45,555	44,118	180,478	175,987
Provision for loan losses	2,560	1,550	554	6,126	1,507
Net interest income after provision for loan losses	44,132	44,005	43,564	174,352	174,480
Noninterest income
Fees from other financial services	5,760	5,642	5,732	21,747	27,099
Fee income on deposit liabilities	5,074	5,109	4,797	19,249	18,363
Fee income on other financial products	1,806	1,971	2,117	8,131	8,405
Bank-owned life insurance	1,004	1,000	978	3,949	3,928
Mortgage banking income	1,164	875	1,413	2,913	8,309
Gains on sale of securities	—	—	—	2,847	1,226
Other income, net	455	634	492	2,375	4,753
Total noninterest income	15,263	15,231	15,529	61,211	72,083
Noninterest expense
Compensation and employee benefits	19,835	19,892	22,195	79,885	82,910
Occupancy	4,238	4,517	4,197	17,197	16,747
Data processing	2,975	2,684	2,970	11,690	10,952
Services	2,561	2,580	2,160	10,269	9,015
Equipment	1,638	1,672	1,826	6,564	7,295
Office supplies, printing and postage	1,602	1,415	1,427	6,089	4,233
Marketing	1,309	948	1,319	3,999	3,373
FDIC insurance	820	840	748	3,261	3,253
Other expense	7,042	5,116	4,457	20,990	21,726
Total noninterest expense	42,020	39,664	41,299	159,944	159,504
Income before income taxes	17,375	19,572	$17,794	75,619	87,059
Income taxes	5,358	6,312	5,610	24,127	29,525
Net income	$12,017	$13,260	$12,184	$51,492	$57,534
Comprehensive income	$5,323	$11,811	$23,802	$47,131	$60,733
OTHER BANK INFORMATION (annualized %, except as of period end)
Return on average assets	0.87	0.98	0.94	0.95	1.13
Return on average equity	8.84	9.87	9.56	9.62	11.38
Return on average tangible common equity	10.42	11.65	11.39	11.37	13.59
Net interest margin	3.65	3.62	3.67	3.62	3.74
Net charge-offs to average loans outstanding	0.04	0.04	0.15	0.01	0.09
As of period end
Nonperforming assets to loans outstanding and real estate owned *	0.85	0.88	1.20
Allowance for loan losses to loans outstanding	1.03	1.00	0.97
Tier-1 leverage ratio *	8.9	9.1	9.1
Total risk-based capital ratio *	12.3	12.6	12.1
Tangible common equity to total assets	8.25	8.49	8.50
Dividend paid to HEI (via ASHI) ($ in millions)	9	9	10	36	40
* Regulatory basis
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2014 (when filed) and HEI's Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, as updated by SEC Forms 8-K.

American Savings Bank, F.S.B.
BALANCE SHEETS DATA
(Unaudited)

December 31		2014		2013
(in thousands)
Assets
Cash and due from banks		$107,233		$108,998
Interest-bearing deposits		54,230		47,605
Available-for-sale investment securities, at fair value		550,394		529,007
Stock in Federal Home Loan Bank of Seattle, at cost		69,302		92,546
Loans receivable held for investment		4,434,651		4,150,229
Allowance for loan losses		(45,618)		(40,116)
Net loans		4,389,033		4,110,113
Loans held for sale, at lower of cost or fair value		8,424		5,302
Other		304,435		268,063
Goodwill		82,190		82,190
Total assets		$5,565,241		$5,243,824
Liabilities and shareholder’s equity
Deposit liabilities–noninterest-bearing		$1,342,794		$1,214,418
Deposit liabilities–interest-bearing		3,280,621		3,158,059
Other borrowings		290,656		244,514
Other		116,527		105,679
Total liabilities		5,030,598		4,722,670
Common stock		1		1
Additional paid in capital		338,411		336,053
Retained earnings		212,789		197,297
Accumulated other comprehensive loss, net of tax benefits
Net unrealized gains (losses) on securities	$462		$(3,663)
Retirement benefit plans	(17,020)	(16,558)	(8,534)	(12,197)
Total shareholder’s equity		534,643		521,154
Total liabilities and shareholder’s equity		$5,565,241		$5,243,824

This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2014 (when filed) and HEI's Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, as updated by SEC Forms 8-K.